SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-2581812
                      (I.R.S. Employer Identification No.)

              26 Harbor Park Drive, Port Washington, New York 11050
                    (Address of Principal Executive Offices)

                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Bert E. Brodsky
                                    Chairman
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 Harbor Park Drive
                         Port Washington, New York 11050
                     (Name and Address of Agent for Service)

                                 (516) 484-4400
          (Telephone Number, Including Area Code, of Agent for Service)

                  Copies of all communications and notices to:
                             Jonathan Friedman, Esq.
                 c/o National Medical Health Card Systems, Inc.
                              26 Harbor Park Drive
                            Port Washington, NY 11050
                                 (516) 626-0007

                       (Cover continued on following page)

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         Maximum Aggregate
Title of Securities to    Amount to Be           Maximum Offering        Offering Price         Amount of
be Registered             Registered (1)         Price Per Share                                Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                               1,660,373 (2)(3)              $12.12(4)             $20,132,022
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  77,000 (5)                   $1.67                  $128,590
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                 500,000 (6)                   $1.84                  $920,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  20,000 (7)                   $3.00                   $60,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  10,000 (8)                   $3.50                  $ 35,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                 167,900 (9)                   $4.00                  $671,600
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                 60,000 (10)                   $4.75                  $285,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                105,000 (11)                   $5.00                  $525,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                 25,568 (12)                   $5.87                  $150,084
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                 15,000 (13)                   $6.00                  $ 90,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                199,720 (14)                   $7.50                $1,497,900
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  2,818 (15)                   $8.25                  $ 23,248
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  1,621 (16)                   $8.33                  $ 13,503
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                450,000 (17)                  $12.45                $5,602,500
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value
$.001 per share)
                                  5,000 (18)                  $12.61                  $ 63,050
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Total                         2,850,000                                            $30,197,497              $1,852.14
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

          (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1999 Stock Option Plan, as amended (the "1999 Plan") of National Medical Health Card Systems, Inc. ("Health Card" or the "Registrant").

          (2) The 1999 Plan authorizes the granting of options to purchase a maximum of 2,850,000 shares of Common Stock (the "Common Shares"), of which options for the purchase of an aggregate of 1,642,707 Common Shares have been granted, and of which none have been exercised. The 1999 Plan originally provided for the granting of options to purchase 1,650,000 Common Shares. On January 24, 2002 the 1999 Plan was amended to increase the number of Common Shares issuable upon the exercise of options granted thereunder by 1,200,000 Common Shares to 2,850,000 Common Shares.

          (3) Represents the issuance of Common Shares issuable upon the exercise of options which may be granted under the 1999 Plan

          (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

          (5) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $1.67 per Common Share.

          (6) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $1.84 per Common Share.

          (7) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $3.00 per Common Share.

          (8) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $3.50 per Common Share.

          (9) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $4.00 per Common Share.

          (10) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $4.75 per Common Share.

          (11) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $5.00 per Common Share.

          (12) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $5.87 per Common Share.

          (13) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $6.00 per Common Share.

          (14) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $7.50 per Common Share.

          (15) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $8.25 per Common Share.

          (16) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $8.33 per Common Share.

          (17) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $12.45 per Common Share.

          (18) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1999 Plan with a purchase price of $12.61 per Common Share.


                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains (as Annex A hereto) a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings of the Registrant's Common Shares, $.001 par value per share, acquired under the 1999 Plan by persons who may be deemed affiliates of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     (a) The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

          (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

          (ii) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001.

          (iii) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A12G, which was declared effective by the Commission on July 19, 1999.

     (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the offering of the securities registered hereunder are being passed upon for the Registrant by Jonathan Friedman, Esq., Vice President and Legal Counsel to the Registrant.

Item 6.  Indemnification of Directors and Officers

     Health Card's Certificate of Incorporation eliminates the personal liability of directors for breach of duty as a director. The New York Business Corporation Law (the "BCL") itself, however, and the Certificate of Incorporation, provide that the above provision may not eliminate or limit the liability of a director for:

     - acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law,

     - acts or omissions in violation of Section 719 of the BCL (with respect to unlawful dividend payments, unlawful share purchases or redemption, unlawful distributions of assets to shareholders after dissolution and unlawful loans to directors), or

     - any transaction from which the director personally gained a financial profit or other advantage to which the director was not legally entitled.

     Additionally, Health Card has included in its Certificate of Incorporation and By-Laws provisions to indemnify its directors and officers, as permitted by the BCL. The BCL provides further that the indemnification permitted under the BCL will not be deemed exclusive of any other rights to which the directors or officers may be entitled under Health Card's Certificate of Incorporation or By-Laws, under any agreement, by vote of shareholders or by vote of directors.

     The effect of the foregoing is to require Health Card to indemnify the officers and directors of Health Card, to the extent permitted by law, for any claim arising against such persons in their official capacities if such person acted in good faith and for a purpose that he reasonably believed to be in or not opposed to the best interests of Health Card, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         Exhibit               Description
         Number                of Exhibit

         4.1               1999 Stock Option Plan(1)

         5 Opinion of Jonathan Friedman, Esq. as to the legality of the shares of Common Stock registered hereunder

         23.1              Consent of Goldstein Golub Kessler, LLP

         23.2              Consent of BDO Seidman, LLP

         23.3 Consent of Jonathan Friedman, Esq. (included in his opinion filed as Exhibit 5)

         24 Powers of Attorney (included in Signature Page forming a part of this Registration Statement)


     (1) Denotes document filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration Number: 333-72209) and incorporated herein by reference.

Item 9.           Undertakings

      (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Port Washington, New York, on the 5th day of February, 2002.

                                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                    By: /s/Bert E. Brodsky
                                        -------------------------------
                                        Chairman


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Bert E. Brodsky with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.






Signature                   Capacity                           Date


                            Chairman of the Board and
                            Chief Executive Officer
/s/Bert E. Brodsky          (Principal Executive Officer)      February 5, 2002
-------------------
   Bert E. Brodsky


                             Vice Chairman
/s/Gerald Shapiro            and Secretary                     February 5, 2002
------------------
   Gerald Shapiro


                             Chief Financial
                             Officer and Treasurer
/s/David Gershen             (Principal Financial Officer)     February 5, 2002
-----------------
   David Gershen


/s/Gerald Angowitz            Director                         February 5, 2002
-------------------
   Gerald Angowitz


/s/Paul J. Konigsberg         Director                         February 5, 2002
----------------------
   Paul J. Konigsberg


/s/Ronald L. Fish             Director                         February 5, 2002
------------------
   Ronald L. Fish


/s/Kenneth J. Daley           Director                         February 5, 2002
--------------------
   Kenneth J. Daley

                                    EXHIBIT 5

                                                              February 5, 2002

National Medical Health Card Systems, Inc.
26 Harbor Park Drive
Port Washington, New York 11050

            Re: Registration of 2,850,000 Common Shares,
                par value $.001 per share, under the
                Securities Act of 1933, as amended

Gentlemen:

     In our capacity as counsel to National Medical Health Card Systems, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,850,000 Common Shares, par value $.001 per share, of the Company (the "Shares") to be issued upon the exercise of options to acquire Common Shares granted under the Company's 1999 Stock Option Plan (the "1999 Plan").

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, each as amended, the Registration Statement and the 1999 Plan and are familiar with corporate proceedings of the Company relating to the adoption of the 1999 Plan. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for pursuant to the terms of the 1999 Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

     We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                                               Very truly yours,

                                              /s/ Jonathan Friedman

                                  EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
National Medical Health Card Systems, Inc.


     We hereby consent to the incorporation by reference in the registration statement of National Medical Health Card Systems, Inc. on Form S-8 of our report dated August 31, 2001, on the consolidated financial statements of National Medical Health Card Systems, Inc. and Subsidiaries as of June 30, 2001 and for the year then ended appearing in the annual report on Form 10-K of National Medical Health Card Systems, Inc. for the year ended June 30, 2001.




/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 5, 2002

                                  EXHIBIT 23.2




                           CONSENT OF BDO SEIDMAN, LLP


National Medical Health Card Systems, Inc.
Port Washington, New York

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated September 19, 2000, relating to the consolidated financial statements and schedules of National Medical Health Card Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Melville, New York

February 4, 2002

                                     ANNEX A

                                   PROSPECTUS

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                         859,000 SHARES OF COMMON STOCK


     This Prospectus covers the sale of up to 859,000 shares of Common Stock of National Medical Health Card Systems, Inc. ("Health Card") which have been acquired under Health Card's 1999 Stock Option Plan by persons who may be deemed affiliates of Health Card.

     A PURCHASE OF THESE SECURITIES INVOLVES A CERTAIN DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF SHARES BY SELLING SHAREHOLDERS.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

     OUR COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "NMHC".

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              26 Harbor Park Drive
                            Port Washington, NY 11050
                                 (516) 626-0007

                                February 5, 2002

                                TABLE OF CONTENTS



                                                                     Pages

Risk Factors                                                           1

The Company                                                            6

Incorporation by Reference                                             6

Forward-Looking Statements                                             7

Selling Shareholders                                                   8

Plan of Distribution                                                   9

Legal Matters                                                         10

Experts                                                               10

Additional Information                                                10

Available Information                                                 11

                                  RISK FACTORS

     An investment by you in the shares of common stock (the "Common Shares") offered by this prospectus is speculative and involves a high degree of risk. You should only acquire these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in this prospectus. As discussed below, this prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of operations of National Medical Health Card Systems, Inc. ("Health Card") could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this prospectus and the SEC Reports annexed to and made a part of this prospectus.

     In this "Risk Factors" section, "we", "our" and "ours" refer to Health Card and "you", "your" and "yours" refer to an acquiror of the Common Shares offered by this prospectus.

     Our possible inability to pay pharmacies could adversely affect our business. Our agreements with many pharmacies in our network do not require us to make payments within a specified period. However, we know from experience that they expect timely payment. We try to process pharmacy claims promptly while still obtaining funds from sponsors before making payment to the participating pharmacies. We cannot assure you that the sponsors will pay us in a timely fashion, nor can we assure you that pharmacies in our network will not demand faster payment in the future. Some of our older contracts provide that if a plan sponsor fails to pay us on a timely basis, we may be required to pay participating pharmacies before being paid by that sponsor. Some also provide that if any sponsor fails to pay us at all, we still must pay our participating pharmacies. Sponsors' failure to pay us, therefore, or to pay us in a timely manner, may have an adverse effect on our cash flow and on our ability to maintain our pharmacy network, which in turn could have a material adverse effect on our business, operating results and financial condition.

     Lack of participation by pharmacies in our pharmacy network could adversely affect our business. The continuation of our services depends heavily on the participation of pharmacies in our pharmacy network, which participation we cannot guarantee. If a substantial portion of the pharmacies were to discontinue their arrangements with us and/or we were unable to maintain a multi-state pharmacy network, our ability to market our pharmacy benefit management services could be adversely affected and sponsors could discontinue their relationships with us. Consequently, we could experience a loss of revenues, which could have a material adverse effect on our business, operating results and financial condition.

     The market for pharmacy benefit management services is very competitive and is consolidating. This may cause price or margin erosion. We compete with numerous companies which provide the same or similar services, such as:

 Express Scripts, Inc./Value Rx              Consultec, Inc.
 National Prescription Administrators, Inc.  MedImpact Health Care Systems, Inc.
 Merck-Medco Managed Care, LLC               Advance - PCS, Inc.
 MIM Corp.                                   Pharmaceutical Care Network

     Our competitors include other independent pharmacy benefit management companies, those affiliated with drug companies and those affiliated with retail pharmacy chains. In addition, present and potential sponsors may find it desirable to perform for themselves the services we render.

     Some of our competitors have been in existence for longer periods of time and are better established than we are; of these, some have broader public recognition, and/or have financial and marketing resources substantially greater than ours. Some of our competitors have more experienced management and have far more extensive facilities than those which are now available to us. We cannot assure you that we will remain competitive. If we are unable to market and sell our services as well as or better than our competitors, there could be a material decline in revenues and/or other material adverse effects on our business, operating results and financial condition.

     Over the past several years, insurance companies, HMOs and managed care companies have experienced significant consolidation. Our sponsors have been and may continue to be subject to consolidation pressures. Although we may gain sponsors from certain consolidations and alliances in the industry, it is also possible that we will lose sponsors as a result of consolidations and alliances. Consolidations and alliances by their very nature reduce the number of clients who may need our services. We cannot assure you that any new sponsors and any renewal of current contracts will offset the revenues lost from sponsors electing not to use our services, or sponsors who cease to exist, as a result of a consolidation or alliance. The loss of such revenues would have a material adverse effect on our business, operating results and financial condition.

     Furthermore, some health care providers are consolidating to create integrated health care delivery systems with greater regional and national market power. These merging systems could have increased bargaining power, which may lead to erosion of prices for our services. Our failure to maintain adequate margins could have a material adverse effect on our business, operating results and financial condition.

     Our business is designed to function in the current health care reimbursement system; changes in that system could materially adversely affect our business. Our services are designed to function in the health care financing and reimbursement system currently being used in the United States. During the past several years, the U.S. health care industry has been subject to increased governmental regulation of reimbursement rates. We cannot predict what effect, if any, such factors might have on our business, operating results and financial condition. We believe that the commercial value and appeal of our services may be adversely affected if the current health care reimbursement system were to be materially changed.

     Our business could be adversely affected if our rebate administrator terminates our agreement, or if drug manufacturers alter or discontinue rebate programs. Health Card processes its rebate claims either directly with the drug manufacturers, through its wholly-owned subsidiary, or through a third party rebate administrator. Effective July 1, 2001, Health Card entered into an agreement with its rebate administrator to handle all of its consolidated rebate claims, which it does not otherwise submit directly to the drug manufacturers.

     Under Health Card's contract with its rebate administrator, Health Card receives a specified rebate amount per claim. Therefore once the total number of claims is known, then the total amount of rebates to be received will be known. These amounts are paid within 120-150 days after the end of a quarter. Health Card computes the amount of rebates due direct from the drug manufacturers based on the actual claims data, the criteria established in each individual contract, and the specified payment schedules. The drug manufacturers are obligated to reimburse Health Card for earned rebates within a specified period of time.

     Due to the expected continued growth and diversification of Health Card's business, Health Card expects rebates, as a percentage of cost of claims, to increase and continue to account for a significant percentage of total gross profit and income before taxes. Certain of Health Card's sponsors are entitled to all or a portion of rebates received by Health Card, which portion varies by sponsor. If such rebate programs were to be discontinued or adversely altered by drug manufacturers, or if the terms of Health Card's rebate sharing arrangements with its sponsors were adversely altered, it would have a material adverse effect on Health Card's business, operating results and financial condition.

     Due to changing market conditions and competition, it is possible that the percentage of rebates retained by Health Card based on its arrangements with its sponsors may change when these arrangements expire and may be lower in arrangements with new sponsors. Any such change in the percentage of rebates retained and recorded as a reduction of revenue could have a material adverse effect on Health Card's business, operating results and financial condition.

     An event that is much less likely to occur but is a more significant economic risk is that drug manufacturers might cease to offer rebates on their products. Although we are unaware that any such cessation is planned, and we believe that cessation of such programs is unlikely, we cannot be certain that drug manufacturers will continue to offer rebates. If such rebate programs were to be discontinued, we could suffer what amounts to an increase in costs, which could have a material adverse effect on our business, operating results and financial condition.

     We retain all, part or none of the rebates received by us in connection with our administration of sponsors' plans. Our participation in such rebate programs and rebate sharing programs may expose us to investigation and/or punishment under certain laws, rules and regulations including the federal Anti-Kickback Statute and state laws and regulations regarding professional misconduct applicable to pharmacies. Our failure to obtain certain rebates could cause us to be in violation of agreements with certain sponsors and could negatively impact our ability to compete.

     The health care industry is highly regulated at the federal, state and local levels. Our failure to comply with these regulations could adversely affect our business. The healthcare industry is subject to extensive federal, state and local laws and regulations which are not always clear or consistently applied, and compliance may impose a burden on our operations. We believe that we substantially comply with the laws and regulations material to the operation of our business, and we intend to continue to take steps to identify and comply with such laws and regulations.

     However, regulatory authorities may disagree and take enforcement or other actions against us. These actions may result in civil or criminal fines or penalties restricting our ability to engage in certain business practices or subject us to loss of license and/or exclusion from the Medicare and Medicaid programs. We cannot predict the impact of future legislation or regulatory changes or assure you that we will have the regulatory approvals required to operate our business.

     Our business is subject to the following particular risks that arise as a result of this regulatory environment:

o some of our activities have been conducted without obtaining licenses that may have been required.

o our rebate, therapeutic interchange and formulary management programs may violate the Anti-Kickback Statute and the laws and related rules of professional misconduct applicable to licensed pharmacies.

o our use of certain health information may violate certain rights of privacy and confidentiality of plan participants.

o our disease information services, drug usage monitoring, preferred drug management and consulting services may violate certain laws and regulations applicable to the licensed professions of medicine, nursing and pharmacy.

o some of the services we have contracted to provide to sponsors could be found to violate certain utilization review regulations.

o our pharmacy benefit management activities may be regulated in any state in which our sponsors, plan participants or participating pharmacies do business or reside.

     A finding that we have violated any of the laws or regulations could have a material adverse effect upon our business, operating results and financial condition. Moreover, our involvement in any judicial or regulatory proceeding, regardless of its merits, and the related costs, could have a material adverse effect on our business, operating results and financial condition.

     Certain of our activities could be deemed to constitute violations of anti-trust regulations. Retail pharmacies have instituted lawsuits against drug manufacturers challenging brand drug pricing practices under various state and federal anti-trust laws. These lawsuits contend that drug manufacturers have offered discounts or rebates to pharmacy benefit management companies while precluding retail pharmacies from the availability of the discounts and rebates. In one lawsuit, the parties agreed that retail pharmacies would be eligible for similar discounts should they demonstrate the ability to affect market share in the same or similar manner as managed care entities. Although we have not been named a party to that lawsuit, we could face increased competition from pharmacies and pharmacy chains. Beyond these specific instances, federal and state anti-trust laws and trade regulations permit enforcement not only by governmental entities but also by any person injured in business by reason of any act prohibited by such laws or regulations. Moreover, many of these laws entitle any person threatened with loss or damage by anti-trust violations to obtain injunctive relief. In addition, a successful anti-trust plaintiff may be entitled to treble damages and attorneys' fees.

     Certain of our activities could be deemed to constitute violations of ERISA regulations. It is possible that we could be restricted from commercial activities and relationships with pharmacies, drug manufacturers and others, if those relationships conflict with fiduciary duties to plan members under ERISA statutes and regulations. These restrictions would apply only if it were determined that we are a fiduciary under ERISA. We could be considered a fiduciary and be subject to applicable penalties under ERISA if it were found that we:

     o have discretionary responsibility for part or all of a group plan's administration, or

     o exercise authority or control over the management or disposition of the plan's assets.

     We depend on our Chairman of the Board and other executive management, who have experience in helping companies grow. We believe that our future success depends significantly upon the continued services of our senior management, in particular Bert E. Brodsky, Chairman of the Board and Chief Executive Officer, Gerald Shapiro, Vice Chairman of the Board and Secretary, and James Bigl, President. Mr. Brodsky and Mr. Shapiro as well as Mr. Bigl are experienced in managing the growth of small companies and/or divisions of larger companies. The loss of the services of Mr. Brodsky, Mr. Shapiro, Mr. Bigl or of other persons in senior management would mean the loss of years of experience in both general business matters and in our industry, which could have a material adverse effect on our operations and financial condition. We cannot assure you that we will be able to retain our current management.

     Our Chairman of the Board and his affiliates own or control over 50% of our outstanding common stock and control Health Card. This could hinder a change of control that might be in a shareholder's interest. Mr. Brodsky and his affiliates beneficially own or control an aggregate of more than 50% of the shares of common stock of the Company. Accordingly, such shareholders, acting together, for as long as they own more than 50% of the outstanding common stock, will have the ability to significantly influence:

o    the election of our Board of Directors,
o    the approval of matters requiring approval of the Board of Directors, and
o    decisions on matters submitted to our shareholders for approval.

     The ability of a small group of shareholders to exert such influence may materially impair our ability to attract new investors or to obtain financing. The voting power of these holders may also discourage or prevent any proposed takeover of our Company unless the terms thereof are approved by such holders.

     We have not paid dividends in the past and do not anticipate paying dividends in the foreseeable future. We have never paid any cash dividends on our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate retaining any earnings which we may realize in the near future to finance our growth.


                                   THE COMPANY

     Health Card is an established leader in the pharmacy benefit management ("PBM") field. We have been managing pharmacy benefit management programs for HMOs, employers, local governments, union groups and third party administrators since 1981. Since January 1, 2001, over 1,500,000 plan members utilize our nationwide network of over 53,000 pharmacies.

     The Health Card staff serves clients from our Port Washington, New York corporate headquarters and offices in Little Rock, Arkansas and Albany, New York. We have salespeople in the following states: Arizona, Massachusetts, Michigan, New York, Texas and Washington. In the last two years, Health Card has acquired PBMs in Little Rock, Arkansas, Tulsa, Oklahoma and Albany, New York, all of which will provide increased diversification of our client base.

     We offer benefit providers a totally integrated program that includes a nationwide retail pharmacy network, mail service prescription program, internet pharmacy access and a complete clinical pharmacy intervention program. Our programs are designed to assist prescription benefit plan sponsors by:

o        containing the cost of prescription drugs,
o        monitoring the cost and quality of prescription services,
o        providing sophisticated consulting services, and
o        providing disease information services.

     The Company maintains its executive offices at 26 Harbor Park Drive, Port Washington, New York 11050; telephone number (516) 626-0007.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, (the "Form 10-K").

     (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G, which was declared effective by the Commission on July 19, 1999.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

     The Company will provide without charge to each person (including any beneficial owner) to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference. Requests for such copies should be directed to the Secretary, 26
Harbor Park Drive, Port Washington, New York 11050 (telephone number: (516) 626-0007).

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                           FORWARD-LOOKING STATEMENTS

Forward Looking Statements

     When used herein, the words "may," "could," "estimate," "believe," "anticipate," "think," "intend," "will be," "expect" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors, which could cause actual results to differ materially from those in the forward-looking statements. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks and uncertainties, including risks relating to pricing, competition in the bidding and proposal process, our ability to consummate contract negotiations with prospective clients, dependence on key members of management, government regulation, acquisitions and affiliations, the market for PBM services, and other factors, readers are urged to carefully review and consider various disclosures made by Health Card which attempt to advise interested parties of the factors which affect Health Card's business.

                              SELLING SHAREHOLDERS

         The following table sets forth, as of January 31, 2002 to the Company's knowledge, certain securities ownership information with respect to the Selling
Shareholders:

========================================== ==================== =================== =======================================



                                              Common Shares     Number of Common
                                            Beneficially Owned   Shares Offered         Common Shares Beneficially Owned
                  Name                      Before Offering (1)    for Sale                   After the Offering
------------------------------------------ -------------------- ------------------- ---------------------------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
                                                                                          Number             Percent
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Bert E. Brodsky                               3,143,637(2)           500,000            2,943,637              41.0
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Gerald Shapiro                                 390,869(3)             11,000             383,534               5.3
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
James Bigl                                      42,685(4)            131,000              2,000                (11)
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
David Gershen                                   34,670(5)             56,000              4,000                (11)
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Tery Baskin                                     84,100(6)             57,000              76,100               1.1
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Kenneth J. Daley                                24,035(7)             31,000                0                   0
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Ronald Fish                                     14,035(8)             21,000                0                   0
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Gerald Angowitz                                 24,035(9)             31,000                0                   0
------------------------------------------ -------------------- ------------------- ------------------- -------------------
------------------------------------------ -------------------- ------------------- ------------------- -------------------
Paul Konigsberg                                14,035(10)             21,000                0                   0
========================================== ==================== =================== =================== ===================

     (1) Unless otherwise noted, the Company believes that all persons named above have sole voting and investment power with respect to all Common Stock beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

     (2) Includes 200,000 shares issuable to Mr. Brodsky upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 300,000 shares issuable to Mr. Brodsky upon exercise of options not yet exercisable or exercisable within 60 days.

     (3) Includes 7,335 shares issuable to Mr. Shapiro upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 3,665 shares issuable to Mr. Shapiro upon exercise of options not yet exercisable or exercisable within 60 days.

     (4) Includes 40,685 shares issuable to Mr. Bigl upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 90,315 shares issuable to Mr. Bigl upon exercise of options not yet exercisable or exercisable within 60 days.

     (5) Includes 30,670 shares issuable to Mr. Gershen upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 25,330 shares issuable to Mr. Gershen upon exercise of options not yet exercisable or exercisable within 60 days.

     (6) Includes 8,000 shares issuable to Mr. Baskin upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 49,000 shares issuable to Mr. Baskin upon exercise of options not yet exercisable or exercisable within 60 days.

     (7) Includes 24,035 shares issuable to Mr. Daley upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 6,965 shares issuable to Mr. Daley upon exercise of options not yet exercisable or exercisable within 60 days.

     (8) Includes 14,035 shares issuable to Mr. Fish upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 6,965 shares issuable to Mr. Fish upon exercise of options not yet exercisable or exercisable within 60 days.

     (9) Includes 24,035 shares issuable to Mr. Angowitz upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 6,965 shares issuable to Mr. Angowitz upon exercise of options not yet exercisable or exercisable within 60 days.

     (10) Includes 14,035 shares issuable to Mr. Konigsberg upon the exercise of options currently exercisable or exercisable within 60 days. Excludes 6,965 shares issuable to Mr. Konigsberg upon exercise of options not yet exercisable or exercisable within 60 days.

     (11) Represents less than 1% of the outstanding shares of Common Stock.

     There are no commitments pursuant to which the Company will receive any proceeds from the sale of the Shares by the Selling Shareholders.

     The Selling Shareholders have had the following positions, offices, and/or material relationships with the Company and/or its affiliates during the past three years (other than as a holder of the Company's securities):

          Bert E. Brodsky            Director, Chairman of the Board,
                                      Chief Executive Officer
          Gerald Shapiro            Director, Vice Chairman of the Board,
                                      Secretary
          James Bigl                President
          David Gershen             Chief Financial Officer, Treasurer
          Tery Baskin               Chief Operating Officer
          Kenneth J. Daley          Director
          Ronald L. Fish            Director
          Gerald Angowitz           Director
          Paul J. Konigsberg        Director


                              PLAN OF DISTRIBUTION

     The Shares set forth in the "Selling Shareholders" table may be sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, either pursuant to the Registration Statement of which this Prospectus forms a part or, if available, under Section 4(1) of the Securities Act or Rule 144 promulgated thereunder.

     To the Company's knowledge, this offering is not being underwritten. The Company believes that the Selling Shareholders, directly through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the NASDAQ National Market or on any other market or stock exchange on which the Shares may be listed in the future pursuant to and in accordance with the applicable rules of such market or exchange, or otherwise. The selling price of the Shares may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. From time to time and to the extent permitted by law, the Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. Further, except as set forth herein, the Selling Shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time, which may have a depressive effect on the market price of the Company's shares of Common Stock.

     The Selling Shareholders may also pledge Shares as collateral for margin accounts, and such shares could be resold pursuant to the terms of such accounts. Resales or reoffers of the Shares by the Selling Shareholders must be accompanied by a copy of this Prospectus.

     The Selling Shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the Securities Act.


                                  LEGAL MATTERS

     Matters relating to the legality of the securities being offered hereby are being passed upon for the Company by Jonathan Friedman, Esq., c/o the Company, 26 Harbor Park Drive, Port Washington, NY 11050. Mr. Friedman is a Vice President of and is Legal Counsel to the Company.


                                     EXPERTS

     The consolidated financial statements of the Company as of June 30, 2001 and for the year then ended appearing in the Form 10-K have been audited by Goldstein Golub Kessler LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of the Company as of June 30, 2000 and for the two years then ended appearing in the Form 10-K have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form S-8 (together with all amendments thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

                              AVAILABLE INFORMATION

     The Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information filed by the Company with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Furthermore, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.